Exhibit (j)(ii)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectuses of Ambrus Core Bond Fund, Ambrus Tax-Conscious California Bond Fund, Ambrus Tax-Conscious National Bond, “Financial Statements” in the Statements of Additional Information of Ambrus Core Bond Fund, Ambrus Tax-Conscious California Bond Fund, and Ambrus Tax-Conscious National Bond Fund each dated February 1, 2025, and each included in this Post-Effective Amendment No. 333 to the Registration Statement (Form N-1A, File No. 333-141120) of FundVantage Trust (the “Registration Statement”).

We also consent to the incorporation by reference of our reports dated November 27, 2024, with respect to the financial statements and financial highlights of Ambrus Core Bond Fund, Ambrus Tax-Conscious California Bond Fund, Ambrus Tax-Conscious National Bond Fund (three of the funds constituting FundVantage Trust), which are included in the Annual Report to Shareholders (Form N-CSR) for the year/period ended September 30, 2024, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

January 28, 2025